UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

QUANTUM FUEL SYSTEMS

TECHNOLOGIES WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49629	33-0933072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17872 Cartwright Road
Irvine, California 92614
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 399-4500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement

On March 16, 2012, Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative of the underwriters (the “Underwriters”) named in Schedule 1 of the Underwriting Agreement, related to a public offering of 17,200,000 shares of common stock, $0.02 par value per share (the “Common Stock”), 10,320,000 Series B warrants to purchase up to 10,320,000 shares of Common Stock (the “Series B Warrants”), and 17,200,000 Series C warrants to purchase up to 17,200,000 shares of Common Stock and up to 8,084,000 additional Series B Warrants (the “Series C Warrants” together with the Common Stock and Series B Warrants, the “Securities”), at a public offering price of $0.83 per share of Common Stock, $0.01 per Series B Warrant, and $0.01 per Series C Warrant, less the applicable underwriting discounts and commissions (the “Offering”). The Offering is expected to close on or about March 21, 2012, subject to the satisfaction of customary closing conditions; provided, however, that a portion of the Offering may close on or about March 20, 2012.

The net proceeds to the Company are expected to be approximately $13.1 million after deducting the underwriting discounts and commissions and estimated expenses associated with the Offering. The initial exercise price of the Series B Warrants issued in the Offering is $1.02 per share. The Series B Warrants will be exercisable by the holders at any time after the closing date of the Offering and will expire on the fifth anniversary of the closing date of the Offering. The initial exercise price of the Series C Warrants issued in the Offering is $0.85 per share and 0.47 of a Series B Warrant. The Series C Warrants will be exercisable by the holders at any time after the closing date of the Offering and will expire on the 60th business day after the closing date of the Offering.

The foregoing description of the Series B Warrants and Series C Warrants is qualified in its entirety by reference to the Form of Warrant Agreement with Broadridge Corporate Issuer Solutions, Inc. and the accompanying form of Series B Warrant Certificate and form of Series C Warrant Certificate, which are filed as Exhibit 4.1 hereto and incorporated herein by reference.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-176772), including a base prospectus dated September 29, 2011, as supplemented by a prospectus supplement dated March 15, 2012.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the terms of the Underwriting Agreement, the Underwriters also notified the Company of their decision to exercise their option to purchase an additional 1,548,000 Series B Warrants and 2,580,000 Series C Warrants, which will be delivered at the close of the Offering on March 21, 2012. The purchase price for each of such warrants is $0.01 per warrant, and will result in additional gross proceeds to the Company of approximately $41,000, before deducting underwriting discounts and commissions. The Underwriters also have the option to purchase an additional 2,580,000 shares of Common Stock at a purchase price of $0.83 per share for an additional 30 days from the closing of the Offering.

A copy of the opinion of Kenneth R. Lombardo, General Counsel of the Company, relating to the validity of the shares of Common Stock, Series B Warrants and Series C Warrants to be issued in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events

On March 15, 2012, the Company issued a press release announcing the commencement of a registered public offering of the Securities described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

On March 16, 2012, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.2 to this Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 16, 2012, between Quantum Fuel Systems Technologies Worldwide, Inc. and Roth Capital Partners, LLC

4.1	Form of Warrant Agreement by and between Quantum Fuel Systems Technologies Worldwide, Inc. and Broadridge Corporate Issuer Solutions, Inc., Form of Series B Warrant Certificate, and Form of Series C Warrant Certificate

5.1	Opinion of Kenneth R. Lombardo

99.1	Press Release dated March 15, 2012

99.2	Press Release dated March 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2012	QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

	By:	/s/ W. Brian Olson
	Name:	W. Brian Olson
	Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1	Underwriting Agreement, dated March 16, 2012, between Quantum Fuel Systems Technologies Worldwide, Inc. and Roth Capital Partners, LLC

4.1	Form of Warrant Agreement by and between Quantum Fuel Systems Technologies Worldwide, Inc. and Broadridge Corporate Issuer Solutions, Inc., Form of Series B Warrant Certificate, and Form of Series C Warrant Certificate

5.1	Opinion of Kenneth R. Lombardo

99.1	Press Release dated March 15, 2012

99.2	Press Release dated March 16, 2012